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                                                                   EXHIBIT 99.1
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                                  NEWS RELEASE

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FOR RELEASE:  IMMEDIATE                                 CONTACT:  MARIA VAFIADES
                                                                  (508) 947-4343

            MAYFLOWER BANCORP REPORTS IMPROVED FOURTH QUARTER RESULTS
            ---------------------------------------------------------
                             AND PAYMENT OF DIVIDEND
                             -----------------------

         (Middleboro, MA), June 9, 2008 --- Mayflower Bancorp, Inc. (NASDAQ Global Market: MFLR) (the "Company") the bank holding company for Mayflower Cooperative Bank (the "Bank") today reported net income of $269,000 or $.12 per share for its fourth quarter ended April 30, 2008 as compared to earnings of $248,000 or $.12 per share for the same quarter last year. Diluted earnings per share for the fourth quarter were $.12 per share for both periods.

         For the year ended April 30, 2008, net income was $1,056,000, equivalent to $.50 per share. Earnings for the same period one year ago were $1,047,000 or $.50 per share. On a diluted earnings per share basis, earnings for the year were $.49 per share for both periods.

         Net interest income for the quarter ended April 30, 2008 decreased by $78,000, or 4.5%, as compared to the quarter ended April 30, 2007, to $1.7 million for the quarter ended April 30, 2008 as the Company continued to be negatively impacted by compression of its net interest margin and by a slow real estate market. The net interest margin has continued to decrease, from 3.05% for the quarter ended April 30, 2007 to 2.95% for the quarter ended April 30, 2008. Average interest earning assets for the quarter decreased from $227.6 million for the quarter ended April 30, 2007 to $225.2 million for the quarter ended April 30, 2008. Average interest bearing liabilities decreased from $220.7 million for the quarter ended April 30, 2007 to $220.4 million for the quarter ended April 30, 2008.

         The provision for loan losses was zero during the quarter ended April 30, 2008, compared to $30,000 for the same quarter of the previous year. The Company typically provides for loan losses as needed in order to maintain its allowance at a level estimated to be adequate to absorb probable losses based on evaluation of inherent risks in the loan portfolio. In determining the appropriate level for the allowance for loan loss, the Company considers past loss experience, evaluations of underlying collateral, prevailing economic conditions, the nature of the loan portfolio and levels of non-performing and other classified loans. Management and the Company's Board of Directors evaluate the loan loss reserve on a regular basis, and consider the allowance as constituted and reported to be adequate for both periods.

         Non-interest income for the quarter increased by $76,000 as compared to the same quarter in the prior year. This increase was partially due to an increase of $62,000 in gains on the sales of investments and an increase of $25,000 in gains on sales of loans. Additionally, other income increased by $15,000 as a result of increases in debit card interchange income and fees received from the Company's check printer in a revenue sharing arrangement. Customer service fees increased by $7,000 due to increases in return check and ATM surcharge fees. These factors were offset by a decrease of $33,000 in loan origination fees.

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         The Company's operating expenses increased by $35,000 or 2.1% for the quarter ended April 30, 2008 as compared to the quarter ended April 30, 2007. This increase was partially the result of an increase of $35,000 in salary and benefit expense. Additionally, occupancy and equipment expense increased by $11,000 due to increased energy costs and FDIC assessment expense increased by $10,000 as a function of the scheduled resumption of deposit insurance assessments. Finally, other expenses decreased by $21,000 due to the elimination of prior year holding company formation expenses.

         For the year ended April 30, 2008, net interest income was $6.8 million, a decrease of $325,000 or 4.6% compared to the prior year period. Because of higher funding costs, the Company's net interest margin decreased from 3.09% for the year ended April 30, 2007 to 2.99% for the year ended April 30, 2008. Average interest earning assets for the year ended April 30, 2008 were $226.9 million as compared to $230.0 million for the year ended April 30, 2007, while average interest bearing liabilities were $221.2 million compared to $222.0 million for the same period one year ago.

         The provision for loan losses was zero for the year ended April 30, 2008, compared to $120,000 for the year ended April 30, 2007.

         For the year ended April 30, 2008, other income totaled $1,431,000 compared to $1,261,000 for the year ended April 30, 2007, an increase of $170,000 or 13.5%. The increase is due in part to increases in gains on sales of loans and investments of $70,000 and $93,000, respectively. Additionally, customer service fees increased by $10,000, while other income increased by $58,000 as a result of the receipt of a special dividend from the Bank's excess insurer and a revenue sharing arrangement with the Company's check printer. These increases were offset by a decrease of $61,000 in loan origination fees.

         Total operating expenses increased by $67,000 or 1.0% for the year ended April 30, 2008, as compared to the same period last year. This increase was primarily attributable to an increase of $88,000 in salary and benefit expense, an increase of $9,000 in FDIC assessment expense, and an increase of $96,000 in occupancy and equipment expense due to additional branch operating expenses. These increases were offset by a decrease of $126,000 in other expenses due to the elimination of consulting and legal expenses incurred with the prior year reorganization into a holding company structure.

         Since April 30, 2007, total assets of the Company have increased by $1.4 million to $243.8 million as of April 30, 2008. This increase is comprised of an increase of $14.0 million in the Company's total investment portfolio, offset by a decrease of $11.7 million in the Company's loan portfolio. The decrease in net loans outstanding is principally attributable to a reduction in construction mortgages outstanding. Finally, premises and equipment increased by $1.4 million as the Company finalized the purchase of land in Plymouth, Massachusetts on which it intends to construct a full service retail facility. Since April 30, 2007, total deposits increased by $3.3 million, while borrowed funds outstanding decreased by $1.9 million.

         As of April 30, 2008, nonperforming assets totaled $1.2 million, compared to zero at April 30, 2007. The increase is due to the recent classification of a $617,000 residential first mortgage to non-accrual status and an increase of $605,000 in real estate acquired by foreclosure.

         Total stockholders' equity was $19.9 million at April 30, 2008 or 8.16% of total assets. This compares to stockholders' equity of $19.6 million or 8.10% of total assets at April 30, 2007, an increase of $272,000 or 1.4%. Stockholder equity was impacted by net income of $1,056,000 for the year as offset by $838,000 due to the payment of dividends totaling $0.40 per share. Additionally, stockholders' equity increased by $86,000 due to the exercise of employee stock options and decreased by $146,000 due to the repurchase of shares by the Company. Finally, stockholders equity increased by $114,000 due to a decrease in the unrealized loss on securities classified as available-for-sale, from a net unrealized loss of $218,000 at April 30, 2007 to a net unrealized loss of $104,000 at April 30, 2008.

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         In conjunction with these announcements, Edward M. Pratt, President and
Chief Executive Officer of the Company also reported that the Company's Board of Directors has declared a quarterly cash dividend of $.10 per share to be payable on June 24, 2008, to shareholders of record as of June 17, 2008.

         Mr. Pratt remarked further "We continue to see positive developments bank-wide, notwithstanding the difficult economic environment in which we are operating. Improved profitability, manageable delinquency levels, and signs of a stabilizing net interest margin serve to demonstrate that our strategies have been effective. The Bank remains fundamentally sound, and we look forward to still further improvement in coming periods".

         Mayflower Bancorp, Inc. is the holding company for Mayflower Co-operative Bank which specializes in residential and commercial lending and traditional banking and deposit services. The Company currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, Wareham, and West Wareham, Massachusetts. All of the Company's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bancorp, Inc. please visit www.mayflowerbank.com.
                           ---------------------

         (See accompanying Selected Consolidated Financial Information)

THIS EARNINGS REPORT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.

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

MAYFLOWER BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                 APRIL 30,                           APRIL 30,
                                                                   2008                                2007
                                                                ----------                          ----------
Total assets                                                     $243,751                            $242,307
Loans receivable, net                                             125,336                             137,003
Federal funds sold                                                  2,975                               3,919
Investment securities:
   Held for investment                                             43,377                              37,002
   Available for sale, net                                         51,466                              43,885
Deposits                                                          204,176                             200,859
Borrowed funds                                                     18,659                              20,558
Stockholders' equity                                               19,889                              19,617

Equity to assets ratio                                               8.16%                               8.10%
Book value per share                                             $   9.51                            $   9.36

                                                                   THREE MONTHS ENDED                      YEAR ENDED
                                                                        APRIL 30,                           APRIL 30,
                                                                    2008         2007                  2008          2007
                                                                 -----------------------             ----------------------
STATEMENT OF OPERATIONS
   Interest and dividend income                                $    3,203    $    3,372            $   13,459    $   13,439
   Interest expense                                                 1,544         1,635                 6,671         6,326
                                                               ----------    ----------            ----------    ----------
      Net interest income                                           1,659         1,737                 6,788         7,113

   Provision for loan losses                                            -           (30)                    -          (120)
   Gain on sales of loans                                              90            65                   251           181
   Gain on sales of investments                                        77            15                   108            15
   Other non interest income                                          240           251                 1,072         1,065
   Operating expenses                                              (1,710)       (1,675)               (6,742)       (6,675)
                                                               ----------    ----------            ----------    ----------
   Income before income taxes                                         356           363                 1,477         1,579
   Income taxes                                                        87           115                   421           532
                                                               ----------    ----------            ----------    ----------

   Net income                                                  $      269    $      248            $    1,056    $    1,047
                                                               ==========    ==========            ==========    ==========

   Earnings per share - basic                                  $     0.12    $     0.12            $     0.50    $     0.50

   Earnings per share - diluted                                $     0.12    $     0.12            $     0.49    $     0.49

   Dividends per share                                         $     0.10    $     0.10            $     0.40    $     0.40

   Weighted average shares outstanding                          2,094,479     2,093,176             2,096,109     2,089,537

   Annualized return on average assets                               0.45%         0.41%                 0.44%         0.43%

   Annualized return on average equity                               5.38%         5.12%                 5.39%         5.50%

   Net interest spread                                               2.89%         2.97%                 2.91%         2.99%

   Net interest margin                                               2.95%         3.05%                 2.99%         3.09%

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

MAYFLOWER BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF LOANS PAST DUE
(DOLLARS IN THOUSANDS)

                                                                April 30,         April 30,         April 30,
LOANS PAST DUE OVER 90 DAYS:                                      2008              2007               2006
                                                               ------------      ------------      -------------
   Residential mortgages                                           $   617           $     -            $     -

   Commercial and construction mortgages                                 -                 -                  -

   Commercial time and demand loans                                      -                 -                  -

   Consumer and other loans                                              -                 -                  -

                                                                   $   617           $     -            $     -
                                                               ============      ============      =============

LOANS PAST DUE OVER 90 DAYS AS A PERCENTAGE OF:

   Net loans receivable                                              0.49%                 -                  -

   Total assets                                                      0.25%                 -                  -


NON-PERFORMING ASSETS

 **Non-accrual loans                                                 $ 617           $     -            $     -
   Real estate acquired by foreclosure                                 605                 -                  -
                                                                   $ 1,222           $     -            $     -
                                                               ============      ============      =============

NON-PERFORMING ASSETS AS A PERCENTAGE OF:

   Net loans receivable                                              0.97%                 -                  -

   Total assets                                                      0.50%                 -                  -



ALLOWANCE FOR LOAN LOSSES                                          $ 1,375           $ 1,673            $ 1,704
ALLOWANCE FOR LOAN LOSSES ON OFF-BALANCE SHEET EXPOSURES               110               130                  -
                                                               ------------      ------------      -------------
                                                                   $ 1,485           $ 1,803            $ 1,704
                                                               ============      ============      =============


ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF
   NON-PERFORMING ASSETS                                            112.52%           n/a                n/a

ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF NET LOANS                1.10%             1.22%              1.22%



** includes loans which are contractually past due 90 days or more and/or loans less than 90 days past due on which the Bank has ceased accruing interest


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